Nicor Inc.
                                                                        Form 8-K
                                                                   Exhibit 10.01


                                                               Form of Agreement

                NON-QUALIFIED STOCK OPTION AGREEMENT
             NICOR INC. 2005 LONG-TERM INCENTIVE PROGRAM

      THIS AGREEMENT, entered into as of the 17th day of March, 2005 (the "Agreement Date"), by and between _______________ (the "Employee"), and Nicor Inc., an Illinois corporation (the "Company"),

                                WITNESSETH THAT:

      WHEREAS, the Company maintains the Nicor Inc. 2005 Long-Term Incentive Program (the "Program"), which forms a part of the Nicor Inc. 1997 Long-Term Incentive Plan (the "Plan"), which are incorporated into and form a part of this Agreement, for the benefit of key executive and management employees of the Company and any corporation during any period in which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company (a "Subsidiary"); and

      WHEREAS, the Employee has been selected by the Compensation Committee of the Board of Directors of the Company (the "Committee") to receive a Non-Qualified Stock Option award under the Program and the Plan;

      NOW, THEREFORE, IT IS AGREED, by and between the Company and the Employee, as follows:

      1. Award, Purchase Price. Subject to the terms of this Agreement, the Program and the Plan, the Employee is hereby awarded an option to purchase a total of __________ shares of Stock (the "Option"). The option price of each share of Stock subject to the Option shall be $_______. The Option is not intended, and will not be treated, as an incentive stock option (as that term is used in section 422A of the Code).

      2. Date of Exercise. Subject to the provisions of paragraph 4, the Option shall be exercisable (1) commencing on the third anniversary of the Agreement Date provided that the Employee remains continuously employed through such date, or (2) at any time following the Employee's retirement (as defined below), death or termination of employment provided such retirement, death or termination of employment is on or after March 17, 2006 and before March 17, 2008. If the Employee retires, dies or terminates employment prior to March 17, 2006, the Option shall expire and shall be cancelled. The Option shall expire on the ten-year anniversary of the Agreement Date (which shall be the Expiration Date described in the Plan), or at such earlier time as may be required by the Plan upon termination of employment.

      3. Method of Option Exercise. The Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the date the Option expires. Such notice shall specify the number of shares of Stock which the Employee elects to purchase, and shall be accompanied by payment of the option price for such shares of Stock indicated by the Employee's election. Subject to the provisions of the following sentence, payment shall be by cash or by check payable to the Company. Except as otherwise limited by the Committee, all or a portion of such required amount may be paid by delivery of shares of Stock having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash which would otherwise be required.

      4. Change in Control. In the event that a change in control occurs prior to the date on which the Employee completes three continuous years of employment with the Company or any Related Company after the Agreement Date, the Employee shall have the right to immediately exercise the Option.

      5. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. Subject to the terms of the Plan, any benefits payable to the Employee under this Agreement that are not paid at the time of the Employee's death shall be paid at the time and in the form determined in accordance with the foregoing provisions of this Agreement, to the beneficiary designated by the Employee in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Employee fails to designate a beneficiary, or if the designated beneficiary of the deceased Employee dies before the Employee or before complete payment of the amounts distributable under this Agreement, the Committee shall, in its discretion, direct that amounts to be paid under this Agreement be paid to:

        (a) one or more of the Employee's relatives by blood, adoption or marriage and in such proportion as the Committee decides; or

        (b) the legal representative or representatives of the estate of the last to die of the Employee and his beneficiary.

      6. Retirement. For purposes of this Agreement, the term "Retirement" means: (a) termination of employment because the Employee has reached normal retirement age of 65 years; (b) termination of employment because the Employee becomes Disabled; or (c) termination of employment before age 65 because of early retirement pursuant to any plan of the Company or a Related Company that covers the Participant and that is qualified under section 401(a) of the Internal Revenue Code. For purposes of this Agreement, the term "Disabled" means the inability of the Employee, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to be total and permanent during the remainder of the Employee's lifetime.

      7. Transferability. Stock Options awarded under this Agreement are not transferable except as designated by the Employee by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit Stock Options awarded under this Agreement to be transferred by a participant for no consideration to or for the benefit of the participant's immediate family (including a trust for the benefit of a participant's immediate family or to a partnership for members of a participant's immediate family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all terms and conditions applicable to such award prior to such transfer. Immediate family is defined as the participant's spouse, children, stepchildren and adoptive relationships.

      8. Adjustment to Number of Shares Subject to Agreement. In the event of any change in the outstanding shares of Company Stock by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the terms of this Agreement and the number of Stock Options subject to this Agreement may be equitably adjusted by the Committee in its sole discretion to preserve the intent of this Agreement.

      9. Employment and Shareholder Status. This Agreement does not constitute a contract of employment, and does not confer on the Employee the right to be retained in the employ of the Company or any Related Company.

     10. Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

     11. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Program. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

     12. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Program and the Plan, copies of which may be obtained by the Employee from the office of the Secretary of the Company.

     13. Amendment. This Agreement may be amended by written Agreement of the Employee and the Company, without the consent of any other person.

     IN WITNESS WHEREOF, the Employee has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be affixed hereto, all as of the Agreement Date.


                                    _________________________________
                                    Participant


                                    Nicor Inc.

                                    By: _____________________________
                                        Name:
                                        Title:

ATTEST:


___________________________
Assistant Secretary


                                        3